SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 9, 1998


                             MICREL, INCORPORATED
            (Exact Name of Registrant as Specified in its Charter)




         California                0-25236                94-2526744
      (State or Other         (Commission File         (I.R.S. Employer
      Jurisdiction of               Number)            Identification No.)
       Incorporation)






               1849 Fortune Drive, San Jose, CA            95131
            (Address of Principal Executive Offices)     (Zip Code)


                               (408) 944-0800
              (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

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                     INFORMATION TO BE INCLUDED IN REPORT

Item 2.   Acquisition or Disposition of Assets.

   On November 9, 1998, pursuant to that certain Merger Agreement dated as of October 21, 1998, between the Registrant, MISYN Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Synergy Semiconductor Corporation, a California corporation ("Synergy"), as amended by that certain side letter dated November 9, 1998, between the Registrant and Synergy (as so amended the "Merger Agreement"), the Registrant acquired Synergy through the merger of Merger Sub with and into Synergy for a cash purchase price of $9.9 million (the "Purchase
Price"). Twenty percent (20%) of the Purchase Price was deposited in escrow pursuant to the terms of that certain Escrow Agreement dated November 9, 1998, by and between the Registrant, John F. Stockton, as representative of the Synergy shareholders, and Bank of the West. The balance of the Purchase Price was transferred to the paying agent to be paid to the former Synergy shareholders pursuant to the terms of the Merger Agreement. The Registrant has also agreed to pay transaction fees and direct merger costs of approximately $600 thousand.

   Synergy's assets include, among other things, Synergy's accounts receivable, inventory, fixed and tangible personal property (including, without limitation, all machinery, equipment, supplies, tools, tooling, furniture, fixtures, hardware, dies and spare parts), intangible personal property, contracts, books and records, and an interest as tenant of certain real property in Santa Clara, California. Synergy's assets also included certain intellectual property used in its business.

   The Purchase Price paid at the closing was paid from the Registrant's own working capital funds. The Purchase Price was determined through arms-length negotiations between the Registrant and Synergy, which negotiations took into account Synergy's financial position, operating history, products, intellectual property and other factors relating to Synergy's business. There are no material relationships between Synergy and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)   Financial Statements of Businesses Acquired
      It is impractical to furnish the required financial statements at this time. The financial statements will be filed under cover of Form 8-K/A on or before January 25, 1999.

(b)   Pro Forma Financial Information
      It is impractical to furnish the required pro forma financial information at this time. The requisite pro forma financial information will be filed under cover of Form 8-K/A on or before January 25, 1999.

(c)   Exhibits
      The Exhibit Index appearing on page 4 is incorporated herein by reference.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICREL, INCORPORATED


                                    By:  /s/ Raymond D. Zinn
                                        ----------------------
                                        Raymond D. Zinn
                                        President, Chief Executive Officer
                                        and Chairman of the Board

Dated:  November 23, 1998

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                                EXHIBIT INDEX



Exhibit
Number                    Description
--------                  -----------

2.1 Merger Agreement dated October 21, 1998, by and between Micrel, Incorporated, MISYN Acquisition
           Corp., and Synergy Semiconductor Corporation.

2.2        Letter agreement dated November 9, 1998, between
           Micrel, Incorporated, MISYN Acquisition Corp. and
           Synergy Semiconductor Corporation.

2.3        Escrow Agreement dated November 9, 1998, between
           Micrel, Incorporated, John F. Stockton, as representative of the former Synergy shareholders, and Bank of the West.

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